                                   $9,148,000


                             REIMBURSEMENT AGREEMENT


                                 By and Between


                           STERIGENICS INTERNATIONAL,
                            a California corporation

                                       and


                            COMERICA BANK-CALIFORNIA



                            Dated as of March 1, 1996








                                  Relating to:
                  The Mecklenburg County Industrial Facilities
                    and Pollution Control Financing Authority
    Industrial Development Revenue Bonds (SteriGenics International Project),
                                   Series 1996

                             REIMBURSEMENT AGREEMENT


            REIMBURSEMENT AGREEMENT dated as of March 1, 1996 (this "Agreement"), by and between STERIGENICS INTERNATIONAL, a California corporation duly organized and existing under the laws of the State of California ("Company"), and COMERICA BANK-CALIFORNIA, a California banking corporation (the "Credit Bank").

                                   WITNESSETH

            WHEREAS, Company proposes to finance the acquisition of an approximately 5.5 acre site at 10811 Withers Cove Park Drive, Charlotte, North Carolina, the acquisition, construction and equipping of an approximately 64,000 square foot contract radiation sterilization processing facility and the acquisition and installation of machinery, equipment and other personal property to be used in connection therewith, to be used primarily for the sterilization of health care, laboratory, pharmaceutical and packaging products located in Mecklenburg County, North Carolina (collectively, the "Project");

            WHEREAS, in order to finance the Project, Company has requested the assistance of The Mecklenburg County Industrial Facilities and Pollution Control Financing Authority, a public body organized and existing under laws of the State of North Carolina (the "Authority"), to issue The Mecklenburg County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (SteriGenics International Project), Series 1996 (the "Bonds"), in the principal amount of $9,000,000;

            WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and of the interest and premium, if any, thereon, the Authority has entered into an Indenture of Trust (the "Indenture"), dated as of March 1, 1996, by and between the Authority and Bank One, Columbus, N.A. as trustee (the "Trustee");

            WHEREAS, pursuant to the Indenture, Trustee will make certain disbursements for the acquisition, construction and equipping of the Project according to the terms more specifically set forth in the Indenture and the Loan Agreement (the "Loan Agreement"), by and between the Authority and the Company;

            WHEREAS, the Company has requested that the Credit Bank issue in favor of the Trustee, for the account of the Company, a direct-pay letter of credit ("Letter of Credit") in an initial stated amount of $9,148,000, which Letter of Credit is to be available to be drawn upon to provide funds for the payment of principal and interest on the Bonds when due and payable; and


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            WHEREAS, any Bonds purchased by the Credit Bank by application of amounts drawn under the Letter of Credit pursuant to a Principal Drawing or Interest Drawing (as defined herein) shall be transferred to and registered in the name of the Company and held by the Tender Agent until the Credit Bank shall have been reimbursed for the amount so drawn and interest accrued thereon in accordance with this Agreement, which reimbursement may be satisfied by the payment of the principal and interest represented by the Bonds so held by or for the account of the Credit Bank, as provided herein and in such Bonds, or the payment to the Credit Bank pursuant to the terms of that certain Placement and Remarketing Agreement dated as of March 1, 1996 (the "Remarketing Agreement"), among the Authority, Company and Wheat, First Securities, Inc. following the remarketing of the Bonds;

            NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS.

            For purposes of this Agreement, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Indenture. In addition, the following terms shall have the following meanings:

            "Authority" shall mean The Mecklenburg County Industrial Facilities and Pollution Control Financing Authority.

            "Agreement" shall mean this Reimbursement Agreement, including any Exhibits hereto, as the same may be supplemented and amended in accordance with its terms.

            "Base Rate" shall mean the rate of interest publicly announced from time to time by the Credit Bank as its "reference rate" or "prime rate."

            "Bonds" shall mean The Mecklenburg County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (SteriGenics International Project), Series 1996.

            "Bond Documents" shall mean, at any time, each of the following as in effect or as outstanding, as the case may be, at such time: (i) the Bonds;
(ii) the Indenture; (iii) the Loan Agreement; (iv) the Remarketing Agreement;
(v) the Security Agreement; (vi) the Deed of Trust; (vii) the Guaranty; (viii) the Environmental Indemnity; (ix) this Agreement; and (x) any other agreements, instruments, certificates or other documents executed in connection with the foregoing.


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
            "Business Day" shall mean a day other than (i) a day on which the banking institutions in (a) New York, New York or (b) the City of San Jose, California or (c) Detroit, Michigan or (d) the cities in which the Trustee or the Paying Agent (as defined in the Indenture) or the Remarketing Agent have their respective principal offices are authorized to close or (ii) a day on which the New York Stock Exchange is closed.

            "Company" shall mean SteriGenics International, a California corporation.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations, rulings and proclamations promulgated or issued thereunder.

            "Credit Bank" shall mean Comerica Bank-California, a California banking corporation and its successors and assigns, as issuer of the Letter of Credit, or any issuer of a substitute Letter of Credit.

            "Credit Provider Rate" shall mean one and one-half percent (1 1/2%) in excess of the rate of interest established by Credit Bank from time to time as its base rate during any period that interest shall accrue at such rate pursuant to the terms of this Agreement, each change in such Base Rate to become effective on the date such change is announced by Credit Bank, such rate to be calculated on the basis of actual number of days elapsed and a 360-day year. In each case, the Credit Provider Rate shall change when and as the Base Rate changes.

            "Date of Issuance" has the meaning set forth in Section 2.1 hereof.

            "Deed of Trust" shall mean the Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents, dated as of March 1, 1996, by and between the Company and L. Hunter Meacham, Jr., as trustee for the benefit of the Credit Bank.

            "Drawing" shall mean a drawing under the Letter of Credit in accordance with its terms, and shall include a "Purchase Drawing," "Principal Drawing," and "Interest Drawing."

            "Drawing Fee" shall mean the fee described in Section 2.4 hereof.

            "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time.

            "Event of Default" shall have the meaning set forth in Article 9 hereof.

            "Expiration Date" shall have the meaning assigned to that term in the Letter of Credit.


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
            "Environmental Indemnity" shall mean the unsecured environmental indemnity agreement executed in favor of the Credit Bank as required by Section
3. 1 (h) hereof.

            "Guaranty" shall mean the Guaranty, dated as of March 1, 1996, from the Guarantors for the benefit of the Credit Bank, as the same may be supplemented and amended in accordance with its terms.

            "Guarantors" shall mean Charles King, Jr. and The Charles W. King, Jr. Trust as guarantors under the Guaranty.

            "Indenture" shall have the meaning set forth in the third WHEREAS clause hereof, as the same may be supplemented and amended in accordance with its terms.

            "Interest Drawing" shall mean a Drawing under the Letter of Credit to pay interest on the Bonds (other than Bonds registered in the name of the Company) when due and payable by Company pursuant to Loan Agreement.

            "Letter of Credit" shall mean the Letter of Credit issued by the Credit Bank pursuant to this Agreement, and shall include any amended Letter of Credit or any substitute Letter of Credit issued by the another bank.

            "Letter of Credit Fee" shall mean the fee described in Section 2.2 hereof.

            "Loan Agreement" shall mean that certain Loan Agreement, dated as of March 1, 1996, by and between the Authority and the Company and relating to the Bonds, as the same may be supplemented and amended in accordance with its terms.

            "Official Statement" shall mean the official statement, dated March 8, 1996, relating to the delivery and sale of the Bonds, including any supplement to such Official Statement.

            "Permitted Encumbrances" shall mean, as of any particular time (i) the Deed of Trust, (ii) liens for taxes and assessments not then delinquent or which are being contested in good faith and for which adequate reserves have been created, (iii) utility, access and other easements and rights of way restrictions and exceptions that an authorized officer of Company certifies will not interfere with or impair the use intended to be made of the Property and the Project and as to the existence of which the Credit Bank has consented in writing, (iv) covenants, conditions or restrictions or liens of record relating to the Property and the Project and existing on the date of sale and delivery of the Bonds as set forth in the ALTA Title Insurance Policy delivered pursuant to
Section 3. 1 (f) hereof, (v) covenants, conditions, restrictions or liens relating to the Property or the Project over which Commonwealth Land Title Insurance Company provides affirmative coverage, (vi) materialmen's, mechanic's and similar liens securing amounts not yet past due or which are


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
being contested in good faith and for which adequate reserves have been created and (vii) such minor defects, irregularities, encumbrances and clouds on title as normally exist with respect to property similar in character to the Property and as do not materially impair the use intended to be made of property affected thereby.

            "PBGC" shall mean Pension Benefit Guaranty Corporation.

            "Person" shall mean an individual, association, unincorporated organization, corporation, partnership, joint venture, trust, government or any governmental agency or political subdivision or any other entity or organization.

            "Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Company for employees of Company or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Company is then making or accruing an obligation to make contributions or has within the preceding five years of such plan made contributions.

            "Principal Drawing" shall mean a Drawing under the Letter of Credit to pay the principal of the Bonds (other than Bonds registered in name of the Company) required to be made by Company upon the maturity thereof or upon the optional or mandatory redemption thereof, all pursuant to the Bonds and the Indenture.

            "Project" shall mean the additions, extensions, alterations and improvements to the Property to be financed with the proceeds of the Bonds, including the acquisition of an approximately 5.5 acre site at 10811 Withers Cove Park Drive, Charlotte, North Carolina, the acquisition, construction and equipping of an approximately 64,000 square foot contract radiation sterilization processing facility and the acquisition and installation of machinery, equipment and other personal property to be used in connection therewith, to be used primarily for the sterilization of health care, laboratory, pharmaceutical and packaging products located in Mecklenburg County, North Carolina;

            "Property" means the real property, and any buildings, structures and fixtures thereon, described in Exhibit A to the Deed of Trust.

            "Purchase Drawing" shall mean a Drawing under the Letter of Credit to pay the purchase price of the Bonds following the failure to remarket any Bonds as set forth in Section 3.02 of the Indenture.

            "Remarketing Agent" shall mean Wheat, First Securities, Inc., as Remarketing Agent under the Remarketing Agreement, or any successor to it as remarketing agent


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
            "Remarketing Agreement" shall mean that certain Placement and Remarketing Agreement dated as of March 1, 1996 by and among the Authority, Company and the Remarketing Agent, and any successor remarketing agreement entered into by the Authority, Company and a successor remarketing agent in accordance with the provisions of the Indenture.

            "Restrictions" shall have the meaning set forth in Section 6.4 hereof.

            "Security Agreement" shall mean that certain Pledge and Security Agreement dated as of March 1, 1996 from the Company to the Credit Bank, as the same may be supplemented and amended in accordance with its terms.

            "Special Counsel" shall mean Manatt, Phelps & Phillips, LLP.

            "Stated Amount" shall mean the amount set forth in the Letter of Credit as the "Stated Amount", as such amount is reduced and reinstated from time to time in accordance with the Letter of Credit.

            "Stated Expiration Date" shall have the meaning assigned to that term in the Letter of Credit.

            "Transfer Certificate" shall have the meaning assigned to that term in the Letter of Credit.

            "Transfer Fee" shall mean the fee described in Section 2.4 hereof.

            "Trustee" shall mean Bank One, Columbus, N.A., in its capacity as trustee under the Indenture, and any other bank or trust company at any time substituted in its place pursuant to and in accordance with the Indenture.

            "Uniform Customs and Practice" means the Uniform Customs and Practice for Documentary Credits approved by the International Chamber of Commerce and in effect and adhered to by the Credit Bank as of the date of issuance of the Letter of Credit.

ARTICLE 2.  LETTER OF CREDIT; FEES; REIMBURSEMENT.

            SECTION 2.1. Amount and Terms of Letter of Credit. The Credit Bank agrees, upon at least 24 hours' prior notice from Company to the Credit Bank and on the terms and subject to the conditions hereinafter set forth, including, without limitation, the conditions set forth in Article 3 hereof, to issue the Letter of Credit on the date of delivery specified herein (the "Date of Issuance"), provided such date of delivery is not later than March 10, 1996, effective upon such delivery date and expiring on the Expiration Date. The Letter of Credit will be issued in an initial Stated Amount of $9,148,000, representing the


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
aggregate principal amount represented by the Bonds as of the Date of Issuance, plus interest on such principal amount for a period of 50 days at a rate not to exceed twelve percent (12%) per annum. The Letter of Credit shall be issued to the Trustee for the account of Company, and shall be substantially in the form of Exhibit A hereto, with such changes to the form set forth in Exhibit A as Company and the Credit Bank shall agree in writing are necessary or advisable.

            SECTION 2.2. Letter of Credit Fee. Company shall pay to the Credit Bank a nonrefundable letter of credit fee (the "Letter of Credit Fee") in an amount equal to 1.375% of the Stated Amount per each 12-month period for the period from and including the Date of Issuance until but excluding the Expiration Date on the Stated Amount available under the Letter of Credit in advance of the first 12-month period to be paid on the Date of Issuance and in equal monthly installments thereafter. The Letter of Credit Fee shall be calculated on the basis of a 360-day year and shall be payable in respect of each 12-month period in advance; provided, however, commencing on the one year anniversary of the issuance of the Letter of Credit, in the event there is no default hereunder and the Letter of Credit has terminated before the end of a 12-month period for which the Letter of Credit Fee has been paid, Credit Bank shall refund that portion of the Letter of Credit Fee relating to the period in which the Letter of Credit is no longer in effect.

            SECTION 2.3. Drawing Fee. Company shall pay to the Credit Bank for each drawing on the date thereof a nonrefundable drawing fee (the "Drawing Fee") in an amount equal to the usual and customary fee charged by the Credit Bank to its customers for a draw under a letter of credit.

            SECTION 2.4. Letter of Credit Transfer Fee. Any transfer of the Letter of Credit by the Trustee or issuance of a substitute Letter of Credit shall be made by, and be only effective upon, (a) in the case of such a transfer, the Trustee providing the Credit Bank with a Transfer Certificate (as defined in the Letter of Credit) in accordance with the Letter of Credit and (b) in the case of such a transfer or such an issuance, payment to the Credit Bank by Company of a transfer fee (the "Transfer Fee") of $500 for each transfer or issuance and of the costs payable to the Credit Bank in respect of each such transfer or issuance. No Transfer Fee shall be due in the event of a transfer or substitution due to: (a) non-renewal of the Letter of Credit; (b) a downgrading of the Letter of Credit; or (c) an increase in costs associated with the Letter of Credit.

            SECTION 2.5. Reduction and Reinstatement of Stated Amount. The Stated Amount shall be automatically reduced and reinstated as specified in the Letter of Credit.

            SECTION 2.6. Interest. Company hereby agrees to pay interest at the Credit Provider Rate on any and all amounts required to be paid by Company under this Agreement from and after the due date thereof until paid in full, whether before or after the expiration of the Letter of Credit and this Agreement, at the Stated Expiration Date or otherwise, such


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interest to be payable on demand. Notwithstanding anything herein to the contrary, to the extent permitted by law, if at any time the Credit Provider Rate exceeds any statutory or constitutional interest rate limitation or restriction and the Credit Bank shall not receive payment at the Credit Provider Rate, any subsequent reduction in the Credit Provider Rate shall not reduce the rate of interest utilized for the calculation of amounts payable to the Credit Bank hereunder until the total amount due if the Credit Provider Rate had at all times been utilized, has been paid to the Credit Bank.

            SECTION 2.7. Increased Costs. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit, capitalization or similar requirement against letters of credit issued by the Credit Bank or (ii) impose on the Credit Bank any other condition relating, directly or indirectly, to this Agreement or the Letter of Credit or the holding or owning of any Bonds by the Credit Bank or the purchasing thereof, and the result of any event referred to in (i) or (ii) above shall be to increase the cost to the Credit Bank of issuing or maintaining the Letter of Credit, or of purchasing the Bonds, then, upon demand by the Credit Bank, Company shall, upon not less than 10 days' prior notice from the Credit Bank (which notice shall specify in reasonable detail the circumstances giving rise to the increase and the method of calculating the increase), pay to the Credit Bank, from time to time as specified by the Credit Bank, such additional amounts as shall be demanded by the Credit Bank as sufficient to compensate the Credit Bank for such increased cost, together with interest at the Credit Provider Rate on amounts required to be paid under this Section 2.7 from the due date of such payment following not less than 10 days' prior notice until payment in full thereof.

            SECTION 2.8. Net Payments. All payments under this Agreement shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of a proportionate share attributable to the transactions contemplated by this Agreement or any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government, any political subdivision or any taxing authority other than any tax on or measured by the overall net income of the Credit Bank pursuant to the income tax laws of the United States or the jurisdiction where the Credit Bank's principal office is located (collectively, the "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement. A certificate as to any additional amounts payable to the Credit Bank under this Section 2.8 submitted to Company by the Credit Bank shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error. Any amounts payable by Company under this Section 2.8 with respect to past payments shall be due within ten days following receipt by Company of such certificate from the Credit Bank; any such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, Company shall promptly furnish to the Credit Bank such certificates, receipts and other documents as may be required (in the reasonable


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judgment of the Credit Bank) to establish any tax credit to which the Credit
Bank may be entitled. Without in any way affecting any of its rights under this
Section 2.8, the Credit Bank agrees that, upon its becoming aware that any of the present or future payments due it under this Agreement would be subject to deduction for Taxes, it will notify Company in writing and the Credit Bank further agrees that it will use reasonable efforts not disadvantageous to it (in its sole determination) in order to avoid or minimize, as the case may be, the payment by Company of any additional amounts for Taxes pursuant to this Section 2.8.

            SECTION 2.9. Reimbursement of Principal Drawings and Interest Drawings. (a) If a Principal Drawing or Interest Drawing is repaid at or prior to 1:00 p.m. (Pacific time) on the same day on which it is made, no interest shall be payable on such Drawing. Company hereby agrees to pay to the Credit Bank the amount of each Principal Drawing and each Interest Drawing no later than 1:00 p.m. (Pacific time) on the first Business Day following the date of payment by the Credit Bank of such Drawing, plus interest at the Credit Provider Rate on such amounts from and including the date such amounts are paid by the Credit Bank until payment in full by Company (as determined by the Credit Bank). If Company shall not have paid to the Credit Bank such amounts (and such interest, if any) before 1:00 p.m. on the second Business Day following the date of the Credit Bank's payment of such Drawing, Company shall pay interest on such amounts from and including such second Business Day until payment in full by Company at such fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum for each day shall be equal to the Credit Provider Rate in effect on such day, but in no event higher than the maximum rate permitted by applicable law. Unless otherwise waived by the Credit Bank, Company shall be obligated, without notice of a Principal Drawing or Interest Drawing or demand for reimbursement from the Credit Bank (which notice is hereby waived by Company), to reimburse the Credit Bank for all Principal Drawings and Interest Drawings (with interest as provided in the first sentence of this Section 2.9) on or before 1:00 p.m. (Pacific time) on the second Business Day following the day on which the Credit Bank honored such Drawings. If a Principal Drawing or Interest Drawing is repaid after 1:00 p.m. (Pacific time) on any Business Day, it shall be treated as having been repaid on the following Business Day.

            (b) The Credit Bank shall maintain in accordance with sound banking practices an account or accounts evidencing the indebtedness of Company resulting from each Principal Drawing and each Interest Drawing and the interest accruing thereon, and in any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of Company therein recorded.

            SECTION 2.10. Reimbursement of Purchase Drawings. (a) Company's obligation to reimburse the Credit Bank for any unreinbursed amounts drawn under the Letter of Credit in respect of any Purchase Drawing shall be secured in part by the delivery


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to Credit Bank of the purchased Bonds. The obligation of Company under this
Agreement and under the Indenture in respect of such Bonds purchased with the proceeds of a Purchase Drawing shall be satisfied by the payment of such Bonds in accordance with their terms and the terms of the Indenture and the subsequent payment to Credit Bank of all such payments, or the reimbursement of the Credit Bank pursuant to the terms of the Remarketing Agreement following the remarketing of the Bonds.

            (b) In the event that any Bonds are registered in the name of Company, on the date on which the Letter of Credit expires for any reason, the principal amount of such Bonds and the interest accrued thereon shall thereupon be paid by Company immediately to the Credit Bank; provided that nothing herein contained shall affect any right which the Credit Bank may have hereunder or under the Indenture or the Bonds upon the occurrence of an Event of Default hereunder or thereunder.

            SECTION 2.11. Security. Company, in order to secure its obligation to make payments to the Credit Bank pursuant to the terms of this Agreement and to perform all of its other covenants and agreements under this Agreement, has pledged, assigned and granted to the Credit Bank, a lien on and security interest in the revenues of the Project subordinate only to the lien granted under the Indenture to the owners of the Bonds and to the Trustee for its reasonable compensation, expenses, charges, counsel fees and other disbursements incurred in the performance of its powers and duties under the Indenture, and has executed the Deed of Trust and caused to be delivered to Credit Bank the Guaranty and the Security Agreement for the benefit of the Credit Bank.

            SECTION 2.12. Place and Manner of Payment; Computation of Interest. All payments by Company to the Credit Bank hereunder, except reimbursement of Principal Drawings and Interest Drawings pursuant to Section 2.9 hereof and reimbursement of Purchase Drawings pursuant to Section 2.10 hereof, shall be made to the Credit Bank at 333 West Santa Clara Street, 2nd Floor, San Jose, California 95113 in lawful currency of the United States in immediately available funds not later than 1:00 p.m. (Pacific time) on the date due, without set-off, counterclaim or deduction of any kind. In the event that the date specified for any such payment hereunder is not a Business Day, such payment shall be made not later than the next following Business Day. Company shall pay interest on any such payment not made on the due date, at the Credit Provider Rate, to the Business Day on which such payment is made. Computations of interest hereunder shall be made by the Credit Bank and Company on the basis of actual days elapsed and a 360-day year.

ARTICLE 3. CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT.

            SECTION 3.1. Documents to be Received. The Credit Bank's obligation to issue the Letter of Credit as set forth in Section 2.1 hereof is subject to the conditions precedent that, on or prior to the Date of Issuance, the Credit Bank shall receive the


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
following documents, all in form and substance satisfactory to the Credit Bank and its Special Counsel:

            (a) a copy of the resolution or resolutions of Company, certified as of the date of the delivery of the Bonds by an authorized officer of Company, authorizing, among other things, the execution, delivery and performance by Company of this Agreement and the Bond Documents to which Company is a party and authorizing Company to obtain the issuance of the Letter of Credit and certified copies of all other documents evidencing any other action of Company taken with respect thereto;

            (b) a certificate, signed by a duly authorized officer of Company, dated the date of the delivery of the Bonds, to the effect that:

                  (i) The representations and agreements of Company contained in this Agreement and each of the Bond Documents to which it is a party are true, complete and correct in all material respects as of the Date of Issuance;

                  (ii) To such official's knowledge, Company has complied with all agreements, covenants and conditions to be complied with by Company at or prior to the Date of Issuance under this Agreement and each of the Bond Documents to which it is a party;

                  (iii) To such official's knowledge, no event affecting Company has occurred since the date of the Official Statement which either makes untrue or incorrect in any material respect, as of the Date of Issuance, the statements or information contained in the Official Statement concerning Company or is not reflected in the Official Statement but should be reflected therein in order to make the statements and information therein concerning Company not misleading in any material respect;

                  (iv) The information concerning Company and the Project
            contained in the Official Statement and the appendices thereto does not contain any untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect; and

                  (v) No Event of Default has occurred and is continuing, or would result from the issuance of the Letter of Credit, the making of this Agreement or any of the other Bond Documents to which Company is a party, and no event has occurred and is continuing which would constitute an Event of Default but for the requirement that notice be given or time elapse or both;


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
            (c) a certificate of a duly authorized officer of Company certifying the names and true signatures of the officers of Company authorized to sign this Agreement and the Bond Documents to which Company is a party;

            (d) evidence of the status of Company as a California corporation, duly incorporated, validly existing and in good standing under the laws of the State of California and fully authorized to operate the Project in North Carolina and a copy of the Articles of Incorporation, certified by the Secretary of State;

            (e) a certified copy of the Bylaws of Company;

            (f) an ALTA Tide Insurance Policy for the benefit of the Credit Bank, insuring the Deed of Trust as a valid and enforceable first-priority lien on the Property in the original Stated Amount, subject only to Permitted Encumbrances;

            (g) this Agreement, the Deed of Trust and the Environmental Indemnity, duly executed by Company;

            (h) the Security Agreement and Guaranty duly executed by the Guarantors;

            (i) all Bond Documents and other documents, certificates, opinions, approvals or filings with respect to the Bond Documents, this Agreement or the transactions contemplated thereby or hereby as the Credit Bank or its Special Counsel shall reasonably request, in form and substance satisfactory to the Credit Bank.

            SECTION 3.2. Other Conditions Precedent to Issuance of the Letter of Credit. The Credit Bank's obligation to issue the Letter of Credit as set forth in Section 2.1 hereof shall be subject to the additional conditions precedent that on or before the Date of Issuance:

            (a) Company shall pay to the Credit Bank the Letter of Credit Fee, for the first 12-month period in immediately available funds;

            (b) no change shall have occurred in any law, regulation, ruling or other action of the United States, or the State of North Carolina or the State of California or any political subdivision or authority therein or thereof which, in the opinion of Special Counsel for the Credit Bank would make it illegal or inadvisable for the Credit Bank to issue the Letter of Credit as provided therein; and

            (c) all legal requirements provided herein incident to such issuance shall be reasonably satisfactory to the Credit Bank and its Special Counsel.

ARTICLE 4.  INDEMNIFICATION.

            In addition to any other amounts payable by Company under this Agreement, Company hereby, agrees to release, protect, indemnify, pay and save the Credit Bank and its officers, directors, employees, attorneys and agents (each, an "indemnified person") harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees) which any indemnified person may, other than as a result of its gross negligence or willful misconduct, incur or be subject to as a consequence, direct or indirect, of (i) the execution and delivery or transfer of, or payment or failure to pay, under the Letter of Credit, (ii) any breach by any party hereto of any representation or warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement or any of the Bond Documents, including all fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (iii) the holding or owning by the Credit Bank or its nominee of any Bond, (iv) the issuance, sale or delivery of the Bonds, (v) the use of the proceeds of the Bonds or any Drawing, or (vi) involvement of any indemnified person in any legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the Credit Bank's issuance of the Letter of Credit, the Credit Bank's holding or owning of any Bond, the holding or owning of any Bond by the Credit Bank's nominee, the Credit Bank's execution of this Agreement, or any other event or transaction contemplated by any of the foregoing.

            Promptly after receipt by an indemnified person of notice of the commencement of any action in respect of which indemnity may be sought against Company under this Article 4, such indemnified person will notify Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, Company may assume the defense of such action (including the employment of counsel, who shall be satisfactory to the indemnified person, but at Company's expense) insofar as such action shall relate to any alleged liability in respect of which indemnification may be sought from Company.

            An indemnified person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of Company.

ARTICLE 5.  OBLIGATIONS ABSOLUTE.

            To the fullest extent permitted by applicable law, the obligations of Company under this Agreement shall be unconditional and irrevocable, and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (a) any lack of validity or enforceability of the Letter of Credit, this Agreement or any of the other Bond Documents;

            (b) any amendment or waiver of or any consent to depart from the terms of this Agreement (other than the provisions of this Agreement specifically amended or waived) or any of the other Bond Documents;

            (c) the existence of any claim, set-off, defense or other right which Company may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the Credit Bank or any other person or entity, whether in connection with this Agreement, any if the other Bond Documents or the transactions contemplated hereby or thereby or any unrelated transaction;

            (d) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (e) any nonapplication or misapplication by the Trustee or otherwise of the proceeds of any Drawing;

            (f) payment by the Credit Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit;

            (g) the failure by the Credit Bank to honor any Drawing under the Letter of Credit or to make any payment demanded under the Letter of Credit on the grounds that the demand for such payment does not conform to the terms and conditions of the Letter of Credit; or

            (h) any other circumstances or happening similar to any of the foregoing.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF COMPANY.

            To induce the Credit Bank to enter into this Agreement and issue the Letter of Credit, Company makes the representations and warranties to the Credit Bank set forth in this Article 6 on and as of the date hereof.

            SECTION 6.1. Organization: Powers. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the power and authority to carry on its business as presently conducted including, without limitation, the operation of the Project, to own its assets and to enter into and perform its obligations under this Agreement and the other Bond Documents to which it is a party.

            SECTION 6.2. Corporate Authority, etc. The execution, delivery and performance by Company of this Agreement and the other Bond Documents to which Company is a party have been duly authorized by all necessary action of Company and this Agreement and such other Bond Documents constitute legal, valid and binding obligations of Company enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles which may limit the right to obtain equitable remedies and by provisions of applicable California or North Carolina law.

            SECTION 6.3. Compliance with Laws and Contracts. The execution, delivery and performance by Company of this Agreement and the other Bond Documents to which Company is a party do not and will not (a) violate any provision of any order, writ, judgment, injunction, decree, determination or award as currently in effect to which Company is subject or of the Articles of Incorporation or by-laws of Company or, to the best of Company's knowledge, any law, rule or regulation to which Company is subject; (b) result in a breach of or constitute a default under the provisions of any material indenture, loan or credit agreement or any other agreement, lease or instrument to which Company may be or is subject or by which it, or its property, is bound; or (c) result in, or require, the creation or imposition of any mortgage, deed of trust, assignment, pledge, lien, security interest or other charge or encumbrance of any nature or with respect to any of the Property other than as provided therein; and Company is not in default under any such order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument or any law, rule or regulation to which Company is subject.

            SECTION 6.4. Approvals. Company has obtained all authorizations, consents, approvals, licenses, exemptions of or filings or registrations with all commissions, boards, bureaus, agencies, instrumentalities, trustees, holders of any indebtedness of Company or any other Person, domestic or foreign, necessary to the valid execution, delivery and performance by Company of this Agreement and the other Bond Documents to which Company is a party which are capable of being obtained on or prior to the Date of Issuance, except as such may be required under the state securities or Blue Sky laws in connection with the distribution of the Bonds by the Remarketing Agent. Company is familiar with all conditions, restrictions, reservations, whether or not of record, statutes, regulations and ordinances affecting the Property, including, without limitation, all pollution control, environmental protection, zoning and land use regulations, building codes and all restrictions and requirements imposed by the City of Charlotte, North Carolina and all other governmental entities (collectively, the "Restrictions"), with respect to the Property, the Project and the construction of the Project and the existing and contemplated use of the Property. Company has obtained or will timely obtain all permits, approvals, consents and other authorizations necessary under the Restrictions for such construction and use. As of the date hereof, Company is not aware of any violation or asserted violation of any Restrictions concerning the Property or the existing or contemplated use thereof, and further, Company is not aware of any action or proceeding pending before any court or governmental agency with respect to the validity of any such Restrictions or any of such authorizations or permit.

            SECTION 6.5. Financial Statements. The audited financial statements of Company for the fiscal years ended in 1993 and 1994, and for the nine months ending September 30, 1995 and the unaudited financial statements of Company for the period from October 1, 1995 to December 31, 1995, copies of which have heretofore been delivered to the Credit Bank, were prepared in accordance with generally accepted accounting principles consistently applied, are true, complete and correct in all material respects and fairly the financial position of Company as of their respective dates, and there have been no material adverse change in the financial position or operations of Company since the financial statements were prepared.

            SECTION 6.6. Litigation. There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending against or affecting Company or the properties, assets or operations of Company (a) wherein an unfavorable decision, ruling or finding could have a materially adverse affect upon: (i) the transactions contemplated by, or the validity of, this Agreement, the other Bond Documents, or any agreement or instrument to which Company is a party and which is used or contemplated for use in the consummation of the transactions contemplated by this Agreement and the other Bond Documents, (ii) the tax-exempt status of the interest on the Bonds, or (iii) Company's property, assets, operations or condition, financial or otherwise, or its ability to perform its obligations in respect of the Indenture or this Agreement; or (b) which in any way contests the existence, organization or powers of Company or the titles of the officers of Company to their respective offices.

            SECTION 6.7. Employee Benefit Plans. Company is in compliance in all material respects with ERISA to the extent applicable to it and has received no notice to the contrary from the PBGC or any other governmental entity or agency and no reportable event (as defined in ERISA) which could result in a material accumulated deficiency under ERISA or a material liability to the PBGC has occurred and is continuing.

            SECTION 6.8. Defaults. No Event of Default or event which with the passage of time, the giving of notice or both could become an Event of Default has occurred and is continuing.

            SECTION 6.9. Disclosure. The information contained in the Official Statement under the captions "The Company," "The Project" and "Litigation" is true and correct, and such information does not contain any untrue statement of a material fact.

There are no facts that Company has failed to disclose to the Credit Bank that, individually or in the aggregate, materially adversely affect, or so far as Company can foresee, will materially adversely affect, the operations, affairs, properties, condition (financial or otherwise) or prospects of Company or its ability to operate the Project and perform under this Agreement and the other Bond Documents to which it is a party.

            SECTION 6.10. Title. The Company holds fee simple title to the Property.

            SECTION 6.11. Reports. All reports and forms required to be filed with the Internal Revenue Service by Company have been so filed.

            SECTION 6.12. Utilities. All utility services necessary for the construction and operation of the Project are either available within or at the boundaries of the Property or all necessary steps have been or shall be taken by Company to assure the complete construction thereof, including, without limitation, all electrical and telephone facilities, water supply, gas, and storm and sanitary sewer facilities.

            SECTION 6.13. Condemnation. No taking of the Property or any part thereof through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to Company's knowledge, threatened by any governmental agency.

            SECTION 6.14. Roads. All roads necessary for the full utilization of the Project for their intended purpose have been completed.

            SECTION 6.15. Brokers. Company has not dealt with any person, firm or corporation who is or may be entitled to any finder's fee, brokerage commission, loan commission or other sum in connection with the issuance of the Letter of Credit pursuant to this Agreement nor the entering into of this Agreement. Company hereby agrees to indemnify and defend the Credit Bank and hold the Credit Bank harmless against any and all loss, liability, cost or expense, including reasonable attorneys' fees, which the Credit Bank may suffer or sustain should such warranty or representation prove inaccurate in whole or in part.

            SECTION 6.16. Mechanics' Liens. Company shall take whatever actions may be necessary such that the title insurance policy required to be delivered to the Credit Bank pursuant to Section 3.1(f) hereof not contain any exceptions for any mechanics', materialmen's, carriers', warehousemen's or similar liens.

            SECTION 6.17. Hazardous Materials. Company is not in violation of any federal, state or local law, ordinance or regulation relating to environmental conditions on, under or about the Property, including, but not limited to, soil and groundwater conditions. Neither Company, nor to Company's knowledge, any third party, has used, generated, manufactured, refined, produced, processed, stored or disposed of on, under or about the

Property or transported to or from the Property any "Hazardous Materials" except in compliance with applicable law nor does Company intend to use the Property in the future for the purpose of generating, manufacturing, refining, producing, storing, handling, transferring, processing or transporting of Hazardous Materials except cobalt 60. For the purposes hereof, "Hazardous Materials" shall mean any flammable explosives, radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seg.; or the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; or any applicable law relating to radioactive and/or nuclear materials or substances or any applicable North Carolina law; and in the regulations adopted, published and/or promulgated pursuant to said laws.

ARTICLE 7. AFFIRMATIVE COVENANTS OF COMPANY.

            Until the termination of this Agreement and the payment in full to the Credit Bank of all amounts payable to the Credit Bank hereunder, Company hereby covenants and agrees that it will:

            SECTION 7.1. Reporting Requirements. Furnish to the Credit Bank:

            (a) on request, notices of filing of all reports material to the Project that Company may be required to file with any governmental commission, department, board, bureau or agency of the Federal, State or local government relating to the transactions contemplated by the Indenture; and

            (b) upon receipt, copies of all Nuclear Regulatory Commission and Food and Drug Administration reports relating to the Project;

            SECTION 7.2. Notices.

            (a) Give prompt notice in writing to the Credit Bank of a known occurrence of an Event of Default or event which with the passage of time, the giving of notice or both could become an Event of Default, and of any known development, financial or otherwise, which may be reasonably expected to adversely affect the ability of Company to perform its obligations as set forth hereunder or under any of the other Bond Documents, setting forth the details of and the action Company proposes to take with respect to such event or development; and

            (b) Give prompt notice in writing to the Credit Bank of any known pending action, suit or proceeding, relating to the operations or the condition (financial or otherwise) of the Project or the ability of Company to repay any debt incurred under this Agreement or the Indenture or which questions the validity of the Bond Documents.

            SECTION 7.3. Payment of Taxes and Other Obligations. From time to time pay and discharge, or cause to be paid and discharged, all payments in lieu of taxes, service charges, assessments or other governmental charges which may lawfully be imposed upon the revenues and income from the Project and will pay all lawful claims for labor, material and supplies which if unpaid might become a lien or charge upon the Project, revenues or income or which might impair the security of the Bonds or the use of the Project revenues or other funds to pay the principal of and interest thereon, all to the end that the priority and security of the Bonds and of the Credit Bank shall be preserved; provided that nothing in this Section 7.3 shall require Company to make any such paymet so long as it in good faith shall contest the validity thereof and shall have established adequate reserves with respect thereto.


            SECTION 7.4. Preservation of Existence, etc. Preserve and maintain its existence as a corporation duly incorporated, validly existing and in good standing in the State of California and duly admitted to conduct business and operate the Project in North Carolina and its rights, franchises and privileges material to the conduct of its business and to the performance of in obligations under this Agreement and the Bond Documents to which it is a party, and will not dissolve.

            SECTION 7.5. Compliance with Laws, etc. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would, singly or in the aggregate, materially and adversely affect its ability to complete or operate the Project or perform under this Agreement or any other Bond Documents to which Company is a party, unless the same shall be contested by it in good faith and by appropriate proceedings which shall operate to stay the enforcement thereof.

            SECTION 7.6. Inspection Rights. At any reasonable time and from time to time upon three (3) days' prior written notice, permit the Credit Bank or any agents or representatives thereof to examine and make copies of the records and books of account related to the transactions contemplated by this Agreement, and at any reasonable time to visit the Project and to discuss its affairs, finances and accounts with Company and its independent accountants.

            SECTION 7.7. Keeping of Records and Books of Account. Keep or cause to be kept proper and current books and accounts (separate from all other records and accounts) in which complete and accurate entries shall be made of all transactions relating to the Project and the Revenues and other funds provided for in the Loan Agreement, and will prepare and furnish to the Credit Bank the financial statements required under Section 7. 1.

            SECTION 7.8. Maintenance of Approvals, Filings and Registrations. At all times maintain in effect, renew and comply with all the terms and conditions of all consents, licenses, approvals and authorizations as may be necessary or appropriate under any applicable law or regulation for the execution, delivery and performance of this Agreement and the other Bond Documents to which Company is a party, and to make this Agreement and such other Bond Documents its legal, valid, binding and enforceable obligations, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally, to general equitable principles which may limit the right to obtain equitable remedies and to provisions of applicable California or North Carolina law.

            SECTION 7.9. Maintenance and Operation of the Project.

            (a) Subject to applicable requirements and restrictions imposed, and to the extent permitted, by law, operate or cause to operate the Project in the manner described in the Official Statement.

            (b) To the extent material to the transactions contemplated herein or in the Bond Documents, operate and maintain or cause to operate and maintain the Project in accordance with all applicable governmental laws, ordinances, approvals, rules, regulations and requirements including, without limitation, such zoning, sanitary, pollution and safety ordinances and laws and such rules and regulations thereunder as may be binding upon Company. Company further covenants and agrees that it will cause to be maintained and operated all engines, boilers, pumps, machinery, apparatus, fixtures, fittings and equipment of any kind in, or that shall be placed in any building or structure now or hereafter at any time constituting part of the Project in good repair, working order and condition, except such property or equipment as is no longer being utilized by Company, and that it will from time to time make or cause to be made all necessary and proper replacements, repairs, renewals and improvements so that the efficiency and value of the Project shall not be impaired.

            SECTION 7.10. Insurance and Performance Bonds Required. Maintain, in accordance with the provisions hereof and of the Deed of Trust, insurance on the Project with responsible and reputable insurance companies and associations which are acceptable to the Credit Bank, including, without limitation, public liability, property damage, hurricane, fire and extended coverage insurance, title insurance, business and rental interruption insurance including interruption due to earthquake; provided that such property damage, fire and extended coverage and earthquake insurance and title insurance shall each be maintained in an amount not less than the greater of the aggregate principal amount of the Bonds or the full insurable replacement value of the Project (the term "full insurable replacement value" as used herein shall mean the cost to repair or replace the Project and any portion thereof with property of like kind and quality, without deduction for depreciation). All such policies shall name Company, the Credit Bank and the Trustee as insured parties, beneficiaries or loss payees as their interest may appear. Each policy shall contain a provision to the effect that the insurer shall not cancel or substantially modify the policy provisions without first giving 30 days' advance written notice thereof to Company, the Trustee and the Credit Bank. At least once during each 12-month period, commencing on the Date of Issuance, Company shall file with the Trustee and the Credit Bank a certificate setting forth the policies of insurance maintained pursuant to this Agreement and the Deed of Trust, the names of the insurers and insured parties, the amounts of such insurance and applicable deductibles, the risks covered thereby and the expiration dates thereof.

            SECTION 7.11. ERISA. Promptly pay and discharge all obligations and liabilities, applicable to Company, arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a lien against any of its properties or assets and promptly notify the Credit Bank of the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan or of receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor. Company will notify the Credit Bank of its intention to terminate or withdraw from any Plan and will not terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

            SECTION 7.12. Bond Proceeds, Additional Funds. Cause the proceeds of the Bonds to be used for the purposes set forth in the Indenture and the Loan Agreement and make any necessary deposit into the funds and accounts established under and referred to in the Indenture and the Loan Agreement.

            SECTION 7.13. Further Assurances. Execute and deliver to the Credit Bank all such documents and instruments and do all such other acts and things as may be necessary or required by the Credit Bank to enable the Credit Bank to exercise and enforce its rights under this Agreement and to realize thereon, and record and file and re-record and re-file all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Credit Bank to validate, preserve and protect the position of the Credit Bank under this Agreement.

ARTICLE 8. NEGATIVE COVENANTS OF COMPANY.

            Until the termination of this Agreement and the payment in full to the Credit Bank of all amounts payable to the Credit Bank hereunder, Company hereby covenants and agrees that, without the prior written consent of the Credit Bank, Company will not directly or indirectly:

            SECTION 8.1. Additional Indebtedness. Issue any other obligations payable, with respect to principal or interest, from the revenues of the Project which have, or purport to have, any lien upon the revenues of the Project superior to or on a parity with the lien of the Credit Bank and the Trustee for the Bonds; provided, however, that nothing in this covenant shall prevent Company from issuing and selling pursuant to law refunding bonds or other refunding obligations payable from and having a first lien upon the revenues of the Project if such refunding certificates or other refunding obligations are issued for the purpose of, and are sufficient for the purpose of, prepaying all of the Bonds authorized by the Indenture and then outstanding.

            SECTION 8.2. Limitation on Encumbrances on the Project. Create, assume or suffer to exist any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including the charge upon property purchased under conditional sales or other title retention agreements) (a "security interest") upon the Project, unless the obligations of Company under this Agreement shall be secured prior to any indebtedness or other obligation secured by such security interest and Company further covenants and agrees that if such a security interest is created or assumed by Company, it will make or cause to be made effective a provision whereby the obligation of Company under this Agreement will be secured prior to such indebtedness or other obligation secured by such security interest; provided, however, that notwithstanding the foregoing provisions and without securing obligations of Company under this Agreement, Company may create, suffer or assume Permitted Encumbrances.

            SECTION 8.3. Amendments. Amend, modify, terminate, grant or waive, or permit the amendment, modification, termination or grant of, or any waiver under (or consent to, or permit or suffer to occur any action or omission which results in, or is equivalent to, an amendment, modification, or grant of a waiver under) the Bond Documents or the resolutions adopted by Company on February 23, 1996 authorizing the delivery of the agreements to be entered into by Company relating to the issuance of the Letter of Credit and the Bonds.

            SECTION 8.4. Official Statement. Make any changes in reference to the Credit Bank in any revision or amendment of the Official Statement.

            SECTION 8.5. Arbitrage. Use, or permit the use of, the proceeds of any Bond in any manner that would have caused the Bonds, at the time of issuance thereof, to be "arbitrage bonds" within the meaning of Section 148 of the Code.

            SECTION 8.6. Prohibited Uses. Use any of the properties financed or refinanced out of any proceeds of the Bonds or suffer or permit such properties, to be used in any manner or take any action or omit to take any action which would adversely affect the tax exempt status of interest on the Bonds.

            SECTION 8.7. Prohibition on Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of the Project property or assets whether now owned or acquired in the future, except (a) obsolete or worn out property or equipment no longer necessary in the ordinary course of the Project's business, or (b) property disposed of in the ordinary course of the Project's business for adequate consideration.

ARTICLE 9.  DEFAULT AND REMEDIES.

            SECTION 9.1. Events of Default. Each of the following events shall, at the option of the Credit Bank, constitute an "Event of Default" under this
Agreement:

            (a) the occurrence of any event which constitutes an "Event of Default" under the Indenture, the Security Agreement, the Guaranty, the Environmental Indemnity or the Deed of Trust; or

            (b) the failure by Company to pay any amount payable hereunder within three (3) Business Days following the due date of such amount; or

            (c) the failure by Company to perform or observe any other term, covenant or agreement contained in this Agreement, provided that the failure of Company to perform such covenants (other than as provided in subsections (a) and (b) of this Section 9.1 and other than the covenants set forth in Article 8 hereof) shall not be deemed an Event of Default if Company is diligently proceeding to cure such nonperformance; provided, however, that such cure shall have been achieved, in any event, no later than thirty (30) days after written notice given to Company by the Credit Bank; or

            (d) any warranty, representation or other written statement made by or on behalf of Company contained in this Agreement, or in any Bond Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date as of which made, and such falsity or misleading statement materially and adversely affects the Project, the Property or Company, or its ability to or perform under this Agreement, the Environmental Indemnity, the Deed of Trust or any other Bond Documents to which Company is a party; or

            (e) Company makes an assignment for the benefit of creditors, files a petition in bankruptcy, is unable generally to pay its debts as they come due, is adjudicated insolvent or bankrupt or there is entered any order or decree granting relief in any involuntary case commenced against Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or if Company petitions or applies to any tribunal for any receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official of Company or of any substantial part of its properties, or commences any proceeding in a court of law for a reorganization, readjustment of debt, dissolution, liquidation or other similar procedure under the law or statutes of any jurisdiction, whether now or hereafter in effect, or if there is commenced against Company any such proceeding in a court of law which remains undismissed or shall not be discharged, vacated or stayed, or such jurisdiction shall not be relinquished, within sixty (60) days after commencement; or

            (f) Company by any act, indicates its consent to, approval of, or acquiescence in any such proceeding in a court of law, or to an order for relief in an involuntary case commenced against Company under any such law, or to the appointment of any receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official for Company, or if Company suffers any such receivership, trusteeship, liquidation, assignment, custodianship, sequestration or other similar procedure to continue undischarged for a period of sixty (60) days after commencement or if Company takes any action for the purposes of effecting the foregoing; or

            (g) any material provision of this Agreement, the Security Agreement, the Deed of Trust, the Guaranty, the Environmental Indemnity or of any of the Bond Documents shall cease to be valid and binding, or Company or any governmental authority shall contest any such provision, or Company, or any agent or trustee on behalf of Company, shall deny that it has any or further liability under this Agreement, the Environmental Indemnity, the Deed of Trust, or any of the Bond Documents; or

            (h) final judgment for the payment of money in excess of an aggregate of $100,000 related to the Project and not fully covered by insurance shall be rendered against Company and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or for the payment of which a surety bond or other adequate security has not been obtained in the judgment of the Credit Bank; or

            (i) any reportable event (as defined in ERISA) which the Credit Bank determines in good faith constitutes grounds for the termination of any Plan of Company or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to Company by the Credit Bank; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the PBGC shall institute proceedings to administer or terminate any such Plan; and in the case of any such event the aggregate amount of vested unfunded liabilities under such Plan shall exceed (either singly or in the aggregate in the case of any such liability arising under more than one such Plan) 5% of the total assets of Company; or

            (j) the failure of any Bonds to be remarketed within 60 days of the date of a Purchase Drawing.

            SECTION 9.2. Remedies. Upon the occurrence of an Event of Default pursuant to Section 9.1(e) or (f), all amounts payable by Company under this Agreement shall become due and payable, in each case automatically and immediately without any presentment, demand, protest or other notice or formality of any kind (all of which are expressly waived). Upon the occurrence of an Event of Default (other than pursuant to Section 9.1(e) or (f)) the Credit Bank may, by notice to Company, declare all amounts payable by Company under this Agreement to be immediately due and payable (and the same shall upon such notice become immediately due and payable), in each case without any presentment, demand, protest or other notice or formality of any kind. Upon any such occurrence, the Credit Bank may, in addition, (a) exercise of all of its rights and remedies under any other Bond Document or applicable law or (b) exercise all or any combination of the remedies provided for in this Section 9.2.

ARTICLE 10. CONTINUING OBLIGATION.

            This Agreement is a continuing obligation of Company and shall, until the later of the Expiration Date or the date upon which all amounts due and owing to the Credit Bank hereunder shall have been fully and finally paid, be binding upon Company, its successors and assigns, and inure to the benefit of and be enforceable by the Credit Bank and its successors, transferees and assigns; provided, that Company may not assign all or any part of this Agreement without the prior written consent of the Credit Bank.

ARTICLE 11. LIMITED LIABILITY OF THE CREDIT BANK.

            Company hereby assumes all risks of the acts, omissions or misuse of the Letter of Credit by the Trustee or any successor thereto. Neither the Credit Bank nor any of its officers, directors or agents shall be liable or responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of, or the making of a Drawing under, the Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the Trustee to comply fully with the conditions required in order to effect a Drawing; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) for any loss or delay in the transmission or otherwise of any Bond, document or draft required in order to make a Drawing; or (vi) for any consequences arising from causes beyond the control of the Credit Bank; provided, however, that Company shall have a claim against the Credit Bank, and the Credit Bank shall be liable to Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Company which Company proves were proximately caused by (x) the Credit Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (y) the Credit Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. None of the above shall affect, impair, or prevent the vesting of any of the Credit Bank's rights or powers hereunder.

            In furtherance and extension, and not in limitation, of the specific provisions hereinabove set forth, any action taken or omitted by the Credit Bank under or in connection with the Letter of Credit or any related Bond Documents or other documents, if taken or omitted in good faith, shall be binding upon Company and shall not put the Credit Bank under any resulting liability to Company.

ARTICLE 12. MISCELLANEOUS.

            SECTION 12.1. Amendments, Nonwaiver and Remedies. This Agreement may be amended only upon the written agreement of Company and the Credit Bank, and Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Company shall first obtain the written consent of the Credit Bank. No course of dealing between Company and the Credit Bank, nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of the Credit Bank hereunder. No single or partial exercise of any right under this Agreement shall preclude any other further exercise of such right or the exercise of any other right. The Credit Bank may remedy any default by Company hereunder or with respect to any other person, firm or corporation in a reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Company. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

            SECTION 12.2. Survival of Representations and Warranties. All agreements, representations and warranties of Company contained in this Agreement and in any Bond Documents delivered pursuant hereto shall survive the execution and delivery of this Agreement and the issuance of the Letter of Credit hereunder, and the agreements contained in Article 4 and Section 12.3 hereof shall survive payment of the Bonds, the reimbursement to the Credit Bank of any payments or disbursements under the Letter of Credit and the termination of this Agreement.

            SECTION 12.3. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or the Letter of Credit is issued, Company agrees to pay on demand, all reasonable costs and expenses of the Credit Bank including, without limitation, the fees and expenses of Special Counsel in connection with the preparation, issuance or delivery, as the case may be, of the Letter of Credit, this Agreement, the other Bond Documents and any other documents which may be delivered in connection with any of the foregoing. In addition, Company agrees to pay on demand all costs and expenses of the Credit Bank (including reasonable counsel fees and expenses) in connection with (i) the filing, recording, administration, transfer, amendment, maintenance, renewal or cancellation of the Letter of Credit, this Agreement or the other Bond Documents, (ii) any payment by the Credit Bank under the Letter of Credit, or
(iii) any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Letter of Credit, this Agreement or the other Bond Documents, and any other documents which may be delivered in connection with this Agreement. In addition, Company agrees to pay promptly all costs and expenses of the Credit Bank for (i) any and all amounts which the Credit Bank has paid relating to the Credit Bank's curing of any Event of

Default under this Agreement or any of the other Bond Documents, (ii) the enforcement of this Agreement or any of the other Bond Documents, or (iii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Credit Bank from paying any amount under the Letter of Credit on the presentation of drafts and other documents in connection with the same. Company agrees to save the Credit Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay any taxes and fees to the extent Company is obligated to pay the same under this Section 12.3.

            SECTION 12.4. Waiver of Right of Set-off and Limitation on Credit Bank Collateral.

            (a) Upon the occurrence and during the continuance of any Event of Default, the Credit Bank is hereby authorized at any time and from time to time, without notice to Company (any such notice being expressly waived by Company) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Credit Bank to or for the credit of the account of Company against any and all of the obligations of Company now or hereafter existing under this Agreement, irrespective of whether or not the Credit Bank shall have made any demand hereunder.

            (b) The Credit Bank agrees promptly to notify Company after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Credit Bank under this Section 12.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Credit Bank may have.

            SECTION 12.5. Notices. All notices, requests and other communications hereunder shall be in written form (including bank wire, telegram, facsimile, telex or similar writing) and shall be given to the party to whom addressed, at its address, facsimile or telex number set forth below, or such other address, facsimile or telex number as such party may hereafter specify for the purpose by notice to the other parties listed below. Each such notice, request or communication shall be effective (i) if given by telex, facsimile or other electronic means, when such communication is transmitted to the address specified below and the appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the United States mail with postage prepaid by registered or certified mail, return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified below. All notices given by telex, facsimile or other electronic means shall be confirmed in writing as promptly as practicable.

      If to Company:

                  SteriGenics International
                  4020 Clipper Court
                  Fremont, California 94538
                  Attention:  Vice President-Finance
                  Telephone:  (510) 770-9000
                  Facsimile:  (510) 770-1499

      with a copy to counsel:

                  Gray, Cary, Ware & Freidenrich
                  400 Hamilton Avenue
                  Palo Alto, California 94301
                  Attention:  Craig M. Tighe
                  Telephone:  (415) 833-2362
                  Facsimile:  (415) 327-3699

      If to the Credit Bank:

                  Comerica Bank-California
                  333 West Santa Clara Street, 2nd Floor
                  San Jose, California 95113
                  Attention: Commercial Real Estate Loan
                  Operations- Manager
                  Telephone:  (408) 556-5224
                  Facsimile:  (408) 998-7231

      with a copy to counsel:

                  Manatt, Phelps & Phillips
                  11355 West Olympic Boulevard
                  Los Angeles, California 90064-1614
                  Attention:  Chris A. Carlson
                  Telephone:  (310) 312-4000
                  Facsimile:  (310) 312-4224


            SECTION 12.6. Participation. The Credit Bank may at any time arrange for other banking institutions of the Credit Bank's choosing ("Participants") to participate in all or any portion of the Credit Bank's obligations, under the Letter of Credit, of the obligations of Company evidenced hereby and by the Bonds which may be held by the Credit Bank or its nominee ("Participations"). Without in any way limiting the right of the Participants hereunder, Company agrees that the Participants shall be entitled to (i) receive copies of all documents furnished to the Credit Bank pursuant to Section 7.1 hereof (at such addresses as the Credit Bank shall designate from time to time to Company) and (ii) receive the benefits of Sections 2.7 and 2.8 hereof to the extent of their respective Participations. Notwithstanding the Credit Bank's granting of any Participations, Company shall have the right to continue dealing solely with the Credit Bank and agents of the Credit Bank which have been appointed in writing (as to the appointment of which Company has received written notice). No Participant shall enter into any reimbursement or other similar agreement with Company with respect to the Letter of Credit, this Agreement or the Bonds.

            SECTION 12.7. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Credit Bank, the determination of such satisfaction shall be made by the Credit Bank in its sole and exclusive judgment exercised in good faith.

            SECTION 12.8. Uniform Customs and Practices. This Agreement and the Letter of Credit shall be subject to the Uniform Customs and Practice (a copy of which is available upon request), and, in the event any provision of the Uniform Customs and Practice is or is construed to vary from or be in conflict with any provision of the California Uniform

Commercial Code, as from time to time amended and in force (the "Commercial Code"), the Uniform Customs and Practice shall prevail. In addition to other rights of the Credit Bank hereunder or under application for the Letter of Credit, any action, inaction or omission taken or suffered by the Credit Bank, or by any of its correspondents, under or in connection with the Letter of Credit or the relative instruments, documents, or property, if in good faith and in conformity with such foreign or domestic laws, regulation, or customs as the Credit Bank or any of its correspondents may deem to be applicable thereto, shall be binding upon the Company and shall not place the Credit Bank or any of its correspondents under any liability to the Company.

            SECTION 12.9. Governing Law. This Agreement and the Letter of Credit shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California, without giving effect to conflicts of law principles. The parties hereby waive, to the fullest extent permitted by law, any rights they may have to a jury trial.

            SECTION 12.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            SECTION 12.11. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.


                                            STERIGENICS INTERNATIONAL


                                            By /s/ Edward M. Miller Jr.
                                               --------------------------------

                                            Name: Edward M. Miller Jr.
                                                  ------------------------------
                                            Title: Vice President Finance
                                                   -----------------------------

                                            COMERICA BANK-CALIFORNIA



                                            By /s/ Michael J. Archer
                                               --------------------------------

                                            Name: Michael J. Archer
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------